UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2005, CallWave, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Joshua Fraser effective as of December 13, 2005. The Employment Agreement provides for employment as Vice President of Business Development for a three-year term. Mr. Fraser will report to David F. Hofstatter, the Company’s Chief Executive Officer. The following summary is qualified in its entirety by reference to the text of the Employment Agreement with Mr. Fraser, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.1.

The terms of the Employment Agreement provide that the Company will pay to Mr. Fraser a base salary of $185,000, an annual cash bonus of up to 225% of his base salary, and certain other benefits. Pursuant to the employment agreement, Mr. Fraser shall also receive an incentive stock option for the purchase of 100,000 shares of the Company’s common stock, exercisable at fair market value, which will vest over a two-year period, with 25% of the shares subject to the option vesting after six (6) months of continuous employment following the grant date, and one-twenty-fourth (1/24th) of the shares subject to the option vesting monthly over the next 18 months. The Employment Agreement further provides that if Mr. Fraser’s employment is terminated by the Company other than for misconduct or disability, or if he resigns for good reason, then he will be entitled to a severance pay package of up to six (6) months (3 months in the event of resignation for good reason) of his base salary and bonus, 24 months’ acceleration in the vesting of the above-described option, plus continuation in the Company’s healthcare plan for up to one year at Company expense. If, within twelve (12) months following a change of control, Mr. Fraser’s employment is terminated by the Company other than for misconduct or disability or if he resigns for good reason, then he will be entitled to a severance pay package of up to twelve (12) months of his base salary and bonus, 100% acceleration in the vesting of the above-described option, plus continuation in the Company’s healthcare plan for up to one year at Company expense. No severance pay is payable if Mr. Fraser voluntarily terminates his employment with the Company.

The information furnished pursuant to this Current Report on Form 8-K, including the exhibit hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by CallWave under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended, unless CallWave expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1  Employment agreement dated December 13, 2005, between CallWave, Inc. and Joshua Fraser.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: December 16, 2005	By:	/s/ David F. Hofstatter
David F. Hofstatter
President and Chief Executive Officer